Exhibit 4.3

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (this “Agreement”), dated as of September 3, 2013 by and among GATEHOUSE MEDIA HOLDCO, INC. (“Holdco”), GATEHOUSE MEDIA OPERATING, INC. (the “Company”), GATEHOUSE MEDIA MASSACHUSETTS I, INC. (“GateHouse I”), GATEHOUSE MEDIA MASSACHUSETTS II, INC. (“GateHouse II”) and ENHE ACQUISITION, LLC (“ENHE” and, together with GateHouse I and GateHouse II, collectively the “Subsidiary Borrowers” and individually a “Subsidiary Borrower”), those subsidiaries of Holdco party hereto as Guarantors (together with Holdco, collectively the “Guarantors” and individually a “Guarantor”; the Guarantors, together with the Company and the Subsidiary Borrowers, collectively the “Credit Parties” and individually a “Credit Party”), and the Required Lenders party hereto. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Credit Parties, the Lenders and the Agent are parties to that certain Amended and Restated Credit Agreement dated as of February 27, 2007 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”);

WHEREAS, the parties hereto wish now to amend the Credit Agreement in certain respects, as provided herein; and

WHEREAS the Credit Agreement may be amended by the Required Lenders as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

Section 1. Amendments to the Credit Agreement. Effective as of the Effective Date, the Credit Agreement is hereby amended as follows:

1.01. References Generally. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

1.02. Amended Language. The Credit Agreement is hereby amended to delete the bold, stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold, double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the provisions of the Credit Agreement attached as Exhibit A hereto.

Section 2. Condition Precedent to Effectiveness. For the purposes of this Agreement, the term “Effective Date” means the first date on which the following condition has been satisfied:

2.01. Execution. Each of the Required Lenders and the Credit Parties shall have executed and delivered a counterpart to this Agreement on or before September 3, 2013 (as such date may be extended by the Company).

Section 3. Payment of Amendment Fee to Consenting Lenders.

(a) Within five (5) Business Days after the Effective Date, the Company shall pay to the Consenting Lenders (as defined below) in immediately available funds, an aggregate amount equal to (i) 3.5% multiplied by the aggregate outstanding amount of the Loans held (including through trades pending settlement) by such Consenting Lender (the “Amendment Fee”).

(b) The Company shall pay to each Lender that has executed and delivered to the Company on or prior to 9 a.m. (prevailing Eastern Time) on September 4, 2013, (i) a counterpart signature page to this Agreement, (ii) a counterpart signature page to that certain restructuring support agreement, dated on or around September 3, 2013 by and among, inter alia, the Credit Parties and certain of the Lenders (the “RSA”), and (iii) a written notice specifying its bank account information and wiring instructions (each such Lender, a “Consenting Lender”), the Amendment Fee. For the avoidance of doubt, notwithstanding the foregoing sentence, any Lender that writes “Fee Waived” on its counterpart signature page shall be deemed to have irrevocably waived, and will not be entitled to receive, an Amendment Fee.

(c) In the event that the Company does not fulfill its payment obligations as set forth in this Section 3, this Agreement will terminate and shall have no force or effect such that, for the avoidance of doubt, the Credit Agreement shall not have been deemed amended as a result of this Agreement.

Section 4. Representations and Warranties. Each Credit Party represents and warrants to the Lenders that it is legally authorized to enter into and has duly executed and delivered this Agreement. Each Credit Party further represents and warrants to each Lender that the representations and warranties made by the Credit Parties in the Credit Agreement and in the other Credit Documents are (i) with respect to representations and warranties that contain a materiality qualification, true and correct and (ii) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects, in each case on and as of the date of this Agreement as if made on and as of such date (except for those which expressly relate to an earlier date, in which case as of such earlier date).

Section 5. Confirmation of Credit Documents. Each Credit Party, by its execution of this Agreement, hereby consents to this Agreement and confirms and ratifies that all of its respective obligations under the Credit Documents to which it is a party shall continue in full force and effect for the benefit of the Secured Parties with respect to the Credit Documents as amended hereby. Each Credit Party, by its execution of this Agreement, hereby confirms that the security interests granted by it under each of the Security Documents to which it is a party shall continue in full force and effect in favor of the Secured Parties with respect to the Credit Documents as amended hereby.

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Section 6. Waiver. With effect from the Effective Date, the Consenting Lenders, comprised of at least the Required Lenders, by their execution of this Agreement, hereby waive any Default or Event of Default under the Credit Documents that has arisen prior to, at or due to the occurrence of the Effective Date, including without limitation from the negotiation, entry into, or performance of the RSA or the Investment Commitment Letter (as defined in the RSA).

Section 7. Additional Undertaking. With effect from the Effective Date, each of the undersigned Lenders, by its execution of this Agreement, hereby undertakes to use commercially reasonable efforts to obtain the execution and ratification of this Agreement by the Lender of record that holds legal title to such Loans (the “Record Lender”) with respect to any Loans for which such undersigned Lender is not the Record Lender but (a) has an economic, voting, derivative, or other beneficial interest in, or (b) has a trade pending settlement to acquire.

Section 8. Indemnification. With effect from the Effective Date, Newcastle Investment Corp. (the “Indemnitor”), by its execution of this Agreement, hereby agrees to pay, indemnify, and hold each undersigned Lender and their respective officers, directors, employees, partners, members, counsel, agents, representatives, trustees, advisors and affiliates (collectively called the “Indemnitees”) harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, provided, however, that the Indemnitor shall not have any obligation hereunder to an Indemnitee with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction pursuant to a final non-appealable judgment.

Section 9. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto.

Section 10. Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

Section 11. Miscellaneous. Except as provided herein, the Credit Agreement shall remain unchanged and in full force and effect. This Agreement is a Credit Document for all purposes of the Credit Agreement. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

COMPANY:	GATEHOUSE MEDIA OPERATING, INC.,
a Delaware corporation

	By:	/s/ Michael E. Reed
	Name:	Michael E. Reed
	Title:	Chief Executive Officer

SUBSIDIARY BORROWERS:	GATEHOUSE MEDIA MASSACHUSETTS I, INC., a Delaware corporation

	By:	/s/ Michael E. Reed
	Name:	Michael E. Reed
	Title:	Chief Executive Officer

GATEHOUSE MEDIA MASSACHUSETTS II, INC., a Delaware corporation

	By:	/s/ Michael E. Reed
	Name:	Michael E. Reed
	Title:	Chief Executive Officer

ENHE ACQUISITION, LLC, a Delaware limited liability company

	By:	/s/ Michael E. Reed
	Name:	Michael E. Reed
	Title:	Chief Executive Officer

HOLDCO:	GATEHOUSE MEDIA HOLDCO, INC.,
a Delaware corporation

	By:	/s/ Michael E. Reed
	Name:	Michael E. Reed
	Title:	Chief Executive Officer

GUARANTORS:	GATEHOUSE MEDIA DIRECTORIES HOLDINGS, INC., a Delaware corporation

	By:	/s/ Michael E. Reed
	Name:	Michael E. Reed
	Title:	Chief Executive Officer

GATEHOUSE MEDIA VENTURES, INC., a Delaware corporation

	By:	/s/ Michael E. Reed
	Name:	Michael E. Reed
	Title:	Chief Executive Officer

GATEHOUSE MEDIA ARKANSAS HOLDINGS, INC., a Delaware corporation

	By:	/s/ Michael E. Reed
	Name:	Michael E. Reed
	Title:	Chief Executive Officer

GATEHOUSE MEDIA CALIFORNIA HOLDINGS, INC., a Delaware corporation

	By:	/s/ Michael E. Reed
	Name:	Michael E. Reed
	Title:	Chief Executive Officer

GATEHOUSE MEDIA COLORADO HOLDINGS, INC., a Delaware corporation

	By:	/s/ Michael E. Reed
	Name:	Michael E. Reed
	Title:	Chief Executive Officer

GATEHOUSE MEDIA CORNING HOLDINGS, INC., a Nevada corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA FREEPORT HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA ILLINOIS HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA IOWA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA KANSAS HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA LANSING PRINTING, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA LOUISIANA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA MANAGEMENT SERVICES, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA MICHIGAN HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA MINNESOTA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA MISSOURI HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA NEBRASKA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA NEVADA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA NEW YORK HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA NORTH DAKOTA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA PENNSYLVANIA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA SUBURBAN NEWSPAPERS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

LIBERTY SMC, L.L.C., a Delaware limited liability company

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

MINERAL DAILY NEWS TRIBUNE, INC., a West Virginia corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

NEWS LEADER, INC., a Louisiana corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

TERRY NEWSPAPERS, INC.,
an Iowa corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

ENTERPRISE NEWSMEDIA HOLDING, LLC, a Delaware limited liability company

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

ENTERPRISE NEWSMEDIA, LLC, a Delaware limited liability company

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

LRT FOUR HUNDRED, LLC, a Delaware limited liability company

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GEORGE W. PRESCOTT PUBLISHING COMPANY, LLC, a Delaware limited liability company

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

LOW REALTY, LLC,
a Delaware limited liability company

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

ENTERPRISE PUBLISHING COMPANY, LLC, a Delaware limited liability company

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

SUREWEST DIRECTORIES, a California corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

COPLEY OHIO NEWSPAPERS, INC., an Illinois corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

THE PEORIA JOURNAL STAR, INC., an Illinois corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA CONNECTICUT HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA DELAWARE HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA FLORIDA
HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA ILLINOIS
HOLDINGS II, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA KANSAS
HOLDINGS II, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA MICHIGAN
HOLDINGS II, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA MISSOURI
HOLDINGS II, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA NEBRASKA
HOLDINGS II, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA OHIO HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA OKLAHOMA HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA TENNESSEE
HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

[NAME OF LENDER],
as Lender

By:
Name:
Title:

EXHIBIT A

1.	The definition of “Eligible Assignee” in Section 1.1 of the Credit Agreement is hereby amended (per Section 9.1 of the Credit Agreement) as follows:

““Eligible Assignee” means (i) any Lender, any Affiliate of any Lender and any Approved Fund of any Lender; and (ii) (a) a commercial bank organized under the laws of the United States or any state thereof; (b) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (c) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (1) such bank is acting through a branch or agency located in the United States or (2) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; (d) any other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) that, or is controlled by an entity that, extends credit or buys loans in the ordinary course including insurance companies, mutual funds and lease financing companies; or ~~and~~ (e) solely for purposes of any purchases of Term Loans in accordance with Section 2.9(a)(ii) of this Agreement, the Company; provided, other than as set forth in clause (e) of this definition, neither the Company nor any Subsidiary of the Company shall be an Eligible Assignee.”

2.	Sub-section (m) of the definition of “Permitted Investments” in Section 1.1 of the Credit Agreement is hereby amended (per Section 1.02 of the Agreement) as follows:

“(m) loans to Partially-Owned Subsidiaries and Unrestricted Subsidiaries if (i) (A) a security interest in such loans has been granted to the Administrative Agent for the benefit of the Lenders and (B) if such loans are evidenced by a promissory note or other instrument, such promissory note or instrument has been pledged to the Administrative Agent pursuant to the Security Documents, (ii) after giving effect to such loan, no Event of Default has occurred and is continuing and (iii) the aggregate Unrecovered Investments to all Partially-Owned Subsidiaries and Unrestricted Subsidiaries does not exceed the sum of (the “Adjusted Investment Amount”): (A) ~~$35,000,000~~ $50,000,000.00 plus (B) 50% of the aggregate amount of capital contributions received by Holdco after the Effective Date (excluding (y) any Specified Equity Contribution and (z) any other proceeds that are used to fund Permitted Acquisitions or capital expenditures); and”

3.	Section 5.1(a) of the Credit Agreement is hereby amended (per Section 1.02 of the Agreement) as follows:

“(a) Annual Financial Statements. As soon as available and in any event no later than the earlier of (i) to the extent applicable, the date the Parent is required by the SEC to deliver its Form 10-K for any fiscal year of the Parent and (ii) one hundred twenty (120) days after the end of each fiscal year of the Parent, a copy of the consolidated balance sheet of the Parent and its consolidated Restricted Subsidiaries (including reconciliation information consistent with historical practices for the Company and its Restricted

Subsidiaries) as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows of the Parent and its consolidated Restricted Subsidiaries (including reconciliation information consistent with historical practices for the Company and its Restricted Subsidiaries) for such year, which (in the case of the Parent and its Restricted Subsidiaries) shall be audited by a firm of independent certified public accountants of nationally recognized standing reasonably acceptable to the Administrative Agent, setting forth in each case in comparative form the figures for the previous year~~, reported on without a “going concern” or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification~~;”

4.	Section 7.1(d) of the Credit Agreement is hereby amended (per Section 9.1 of the Credit Agreement) as follows:

“(d) Debt Cross-Default. (i) Any Credit Party shall default in any payment of principal of or interest on any Indebtedness (other than the Loans, Reimbursement Obligations, ~~and~~ the Guaranty and the Secured Hedging Agreement) in a principal amount outstanding of at least $10,000,000 for the Credit Parties and any of their Restricted Subsidiaries in the aggregate beyond any applicable grace period (not to exceed thirty (30) days), if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) any Credit Party shall default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Loans, Reimbursement Obligations, ~~and~~ the Guaranty and the Secured Hedging Agreement) in a principal amount outstanding of at least $10,000,000 in the aggregate for the Credit Parties and their Restricted Subsidiaries or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; ~~or (iii) any Credit Party shall breach or default any Secured Hedging Agreement and such breach or default shall not have been remedied or waived within thirty (30) days;~~ provided that any default by a Credit Party of any such Indebtedness shall only constitute an Event of Default with respect to the Revolving Facility and shall not constitute an Event of Default with respect to the Term Loan unless the Required Revolving Lenders or the Administrative Agent on behalf of the Required Revolving Lenders exercise any remedy pursuant to the terms of Section 7.2 as a result of such default and/or such Indebtedness becomes due prior to its stated maturity as a result of such default; or”

5.	Section 7.1(e) of the Credit Agreement is hereby amended (per Section 9.1 of the Credit Agreement) as follows:

“(e) Bankruptcy Default. (i) A Credit Party or any of its Restricted Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or a Credit Party or any of its Restricted Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against a Credit Party or any of its Restricted Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against a Credit Party or any of its Restricted Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of their assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) ~~a Credit Party or any of its Restricted Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (i), (ii), or (iii) above; or (viv)~~ a Credit Party or any of its Restricted Subsidiaries shall generally not, or shall be unable to, or shall admit in writing their inability to, pay its debts as they become due; or”

6.	Section 7.1 of the Credit Agreement is hereby amended (per Section 9.1 of the Credit Agreement) by adding the following sentence to the end thereof:

“Notwithstanding anything contained in the preceding provisions of this Section 7.1, the termination of a Secured Hedging Agreement or any default, event of default, exercise of remedies or the taking of judicial or non-judicial action thereunder or related thereto shall not be a Default or Event of Default under this Agreement or any other Credit Document.”